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                                                                    EXHIBIT 99.5

                            SHARE TRANSFER AGREEMENT

         This Agreement (the "Agreement") is made as of August 27th, 2000, between Sino-Overseas Construction Information, Co. Ltd., a company formed under the laws of the People's Republic of China ("SCI"), whose address is No.9 Chaoqianlu, Chengquzhen, Beijing Changping district, China, and Intermarket Ventures, Inc., a Utah corporation ("IVI"), whose address is 3770 Howard Hughes Parkway, Las Vegas, Nevada, 89109, U.S.A.

                                   WITNESSETH:

         WHEREAS, SCI and IVI are and have been engaged in discussions in contemplation of a business relationship as outlined in the draft Cooperation Agreement ("CA") and other draft Joint Venture Documents now being reviewed and discussed by and between SCI and IVI;

         WHEREAS, In the course of such dealings, SCI has been presented competing offers from other companies seeking to replace IVI as the partner of SCI in the joint venture to be formed;

         WHEREAS, Both SCI and IVI agree that, in any event, a cooperation between SCI and IVI would be in the best interests of the contemplated business, the Ministry of Construction and the People of the PRC due to the advanced and unique nature of IVI's proprietary technology;

         WHEREAS, As an inducement for SCI to enter into the Proposed Joint Venture with IVI in lieu of any other party, IVI has agreed to provide additional consideration to SCI in the form of listed shares in a subsidiary of IVI that is about to be listed.

         NOW, THEREFORE, in consideration of the mutual benefit to be derived here from which is hereby acknowledged and accepted, the parties agree as follows.

         Terms used in this Agreement shall have the same definition as such Terms have when used in the Joint Venture Agreement and or other Agreements already signed or to be signed between the same parties of even date herewith.

         1. ADDITIONAL CONSIDERATION. IVI hereby represents and warrants that it is or shall be the owner of 50 million shares out of a total of 55,560,000 shares issued by a publicly listed company in the USA known as "TBA," a Delaware corporation ("Shell"), As further consideration and inducement to SCI to enter into the CA, Joint Venture Agreement and related agreements and contracts; IVI hereby agrees to transfer to SCI, Twenty-five million shares of Shell (45% of Shell) free of any charges upon the fulfillment of all of SCI's obligations, including but not limited to:

          o The Joint Venture is established and a Business License issued with the same, or materially same Business Scope stipulated in the CA and the Joint Venture contract; and

          o The Joint Venture has duly obtained the license(s) issued by the Ministry of Construction for System Integration, Transaction Network Operation, Card Production and Tooling Manufacturing which are necessary for carrying out the purpose and the business scope of the Joint Venture. SCI promises that the

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               abovementioned licenses will satisfy the needs of the Joint
               Venture for all of its regular operations.

When given to SCI, IVI guarantees that SCI will own full legal title to 45% of Shell pursuant to the requirements of the Uniform Commercial Code of the State of Delaware of the United States. IVI further guarantees that Shell shall have no liabilities to any person or no litigation from now to the time of the original issuance of the Business License for the Joint Venture Company.

         2. CONFIDENTIALITY. SCI and IVI both agree that they will not make use of, disseminate, disclose or in anyway circulate any Confidential Information which is supplied to or obtained by either of them except to the extent necessary for discussions with authorized representatives of their own companies of the transactions contemplated and then only to those of its employees that absolutely need to know such information. Each Party further certifies that they will disclose such information only to such an employee that has previously agreed, either as a condition of employment, or as a condition to receive the Confidential Information to conditions substantially similar to those contained in this agreement. With the exception of any technical information of any kind regarding IVI's Super Smart Card, the parties may disclose Confidential Information to their respective legal counsel and accountants provided they too are bound by confidentiality. With the same exception regarding the Super Smart Card, the parties may also disclose information pursuant to the relevant exceptions to confidentiality contained in the Joint Venture Agreement and the CA.

         3. STOCK DELIVERY PROCEDURES. In order to facilitate the share transfer to SCI, IVI agrees to, as soon as practicable, cause the Shell's transfer agent to issue a certificate for Twenty-five Million shares in the name of SCI or the 100% owned affiliate of SCI (as described in the CA of even date herewith), in accordance with SCI's instructions, and will cause the transfer agent to forward such certificate to the Zhong Xin Law Office, Beijing, China (the "Law Firm") to hold such certificate in escrow pending completion of the founding of the Joint Venture Company and the satisfaction of all terms contained herein. At such time only, upon satisfaction of all conditions within 3 working days, the Law Firm will give SCI its certificate in Shell. In the event the terms of this Agreement have not been satisfied for any reason, other than that caused by IVI and/or eSSI, within 180 business days from the date when the share certificate is received by Law Firm, then and in that event, the Law Firm shall send said certificate by air courier back to the transfer agent for cancellation or return to the original owner. If this certificate is not so delivered pursuant to the term, hereof Party A has the right to cancel all agreements with Party B and Party C.

         4. MODIFICATION AND WAIVER. No modification or waiver of any of the provisions; hereof shall be effective unless in writing and signed by both Parties consenting to any such modification or waiver of any of the rights hereunder. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder.

         5. LISTING FORMALITIES. All parties agree to at all times submit to all necessary formalities, to disclose all relevant and accurate information and to cause the implementation of any legal, necessary or proper requirement of any nature and kind required to comply with the listing requirements of any public stock exchange in the USA and/or the requirements of the

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U.S. SEC, NASD or any other relevant governing organization necessary for the
Sino-foreign joint venture foreign partner investing company, which shall be a publicly listed company.

         6. MISCELLANEOUS. (a) All notices that are required to be or may be sent pursuant to the provisions of this Agreement shall be sent by certified mail, return receipt requested, or by overnight air courier service to each of the parties at the address appearing herein, and the time for giving of such notice shall count from the date of mailing or the air bill provided an e-mail copy is sent simultaneously. (b) This Agreement, shall represent the entire agreement of the parties with respect to the subject matter hereof; (c) This Agreement is binding upon and shall inure to the benefit of and shall be enforceable against the parties hereto and their respective successors and assigns; (d) This Agreement shall be made in and governed by the laws of the State of Delaware, irrespective of the country or place of domicile or residence of either party; (e) The parties agree that in the event of a controversy arising out of the interpretation, construction, performance or breach of this Agreement, any and all claims arising out of or relating to this Agreement shall be submitted for arbitration according to the Commercial Arbitrator Rules of the American Arbitration Association located in New York City before Panel of three arbitrators. SCI shall appoint one arbitrator and IVI shall appoint one arbitrator, and the two arbitrators appointed by the Parties shall select the third arbitrator, who must be from a third country and shall serve as the chairperson of the panel, and (f) In the event either party commences proceedings against the other in order to enforce the terms of this Agreement, the parties hereby specifically authorize the arbitrator to award injunctive relief to the prevailing party, who shall also be entitled to recover all reasonable costs incurred in connection therewith, but not limited to, reasonable attorney fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the date first written above;




SINO-OVERSEAS CONSTRUCTION                  INTERMARKET VENTURES, INC.
INFORMATION, CO. LTD.



By:_________________________                By:________________________
   Authorized Signatory                        Authorized Signatory


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